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                       STOCK AND ASSET PURCHASE AGREEMENT


                                     among:


                         Molecular Devices Corporation,
                             a Delaware corporation;


                             Skatron Instruments AS,
                              a Norwegian company;


                           Skatron Instruments, Inc.,
                             a Virginia corporation;


                                       and


             Helge Skare, Wiel Skare, Steinar Faanes and Sten Skare,

  being all of the Stockholders of Skatron Instruments AS, a Norwegian company

                             ----------------------

                            Dated as of May 17, 1999

                             ----------------------


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

                                                  TABLE OF CONTENTS

                                                                                                               Page
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
Section 1.        Sale and Purchase of Shares and Assets; Related Transactions; Noncompetition....................1

         1.1      Sale and Purchase of Shares and Assets..........................................................1

                  (a)      Sale of Assets of Skatron Instruments, Inc. to the Purchaser...........................1

                  (b)      Sale of Stock of Skatron Instruments, Inc. to Helge Skare or Assigns...................1

                  (c)      Sale of Stock of Skatron to the Purchaser..............................................1

         1.2      Consideration...................................................................................2

                  (a)      Consideration for Sale of Assets of Skatron Instruments, Inc...........................2

                  (b)      Consideration for Sale of Shares of Skatron............................................2

                           (i)      Share Purchase Price..........................................................2

                           (ii)     Payment at Closing............................................................2

                           (iii)    Escrow Amount.................................................................2

                  (c)      Allocation of Purchase Price...........................................................2

         1.3      Closing.........................................................................................2

         1.4      Noncompetition, Confidentiality, etc............................................................4

Section 2.        Representations and Warranties of the Principal Stockholders....................................5

         2.1      Due Organization; No Subsidiaries; Etc..........................................................6

         2.2      Charter Documents; Records......................................................................6

         2.3      Capitalization, Etc.............................................................................6

         2.4      Financial Statements............................................................................7

         2.5      Absence of Changes..............................................................................7

         2.6      Assets..........................................................................................9

         2.7      Bank Accounts...................................................................................9

         2.8      Receivables; Major Customers....................................................................9

         2.9      Inventory......................................................................................10

         2.10     Real Property..................................................................................10

         2.11     Proprietary Assets.............................................................................10

         2.12     Contracts......................................................................................10

         2.13     Liabilities....................................................................................11

         2.14     Compliance With Legal Requirements.............................................................11

         2.15     Governmental Authorizations....................................................................12

         2.16     Employee and Labor Matters.....................................................................12

         2.17     Benefit Plans..................................................................................13

                                                         i.
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                                                  TABLE OF CONTENTS

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                                                                                                               ----

         2.18     Tax Matters....................................................................................13

         2.19     Environmental Matters..........................................................................14

         2.20     Sale of Products; Performance of Services......................................................14

         2.21     Insurance......................................................................................14

         2.22     Related Party Transactions.....................................................................15

         2.23     Proceedings; Orders............................................................................15

         2.24     Authority; Binding Nature of Agreements........................................................15

         2.25     Non-Contravention; Consents....................................................................16

         2.26     Brokers........................................................................................17

         2.27     Selling Stockholders...........................................................................17

         2.28     Full Disclosure................................................................................17

Section 3.        Representations and Warranties of the Purchaser and Skatron....................................18

                  (a)      Authority; Binding Nature of Agreement................................................18

                  (b)      Brokers...............................................................................18

Section 4.        Post-Closing Covenants.........................................................................18

Section 5.        Indemnification, etc...........................................................................18

         5.1      Survival of Representations and Covenants......................................................18

         5.2      Indemnification by Principal Stockholders......................................................19

         5.3      Threshold and Maximum Amount of Indemnification Obligation.....................................19

         5.4      No Contribution................................................................................19

         5.5      Setoff.........................................................................................20

         5.6      Exclusivity of Indemnification Remedies........................................................20

         5.7      Defense of Third Party Claims..................................................................20

                  (a)      Notice................................................................................20

                  (b)      Defense of  Claim.....................................................................20

         5.8      Exercise of Remedies by Indemnitees Other Than Purchaser.......................................21

Section 6.        Miscellaneous Provisions.......................................................................21

         6.1      Joint and Several Liability....................................................................21

         6.2      Further Assurances.............................................................................22

         6.3      Dispute Resolution.............................................................................22

         6.4      Arbitration....................................................................................22

                  (a)      Agreement to Arbitrate................................................................22

                  (b)      Notice of Arbitration.................................................................22

                                                        ii.

                                                  TABLE OF CONTENTS

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                  (c)      Selection of the Arbitral Panel.......................................................22

                  (d)      Certain Procedures; Confidentiality...................................................22

                  (e)      Interim Relief........................................................................23

                  (f)      Arbitral Award........................................................................23

                  (g)      Judgment on Award.....................................................................23

                  (h)      Expenses of Arbitration; Attorneys' Fees..............................................23

                  (i)      Law Applicable........................................................................23

         6.5      Fees and Expenses..............................................................................23

         6.6      Attorneys' Fees................................................................................24

         6.7      Notices........................................................................................24

         6.8      Publicity......................................................................................24

         6.9      Time of the Essence............................................................................25

         6.10     Headings.......................................................................................25

         6.11     Counterparts...................................................................................25

         6.12     Force Majeure..................................................................................25

         6.13     Governing Law; Venue...........................................................................25

         6.14     Successors and Assigns.........................................................................25

         6.15     Remedies Cumulative; Specific Performance......................................................25

         6.16     Waiver.........................................................................................26

         6.17     Amendments.....................................................................................26

         6.18     Severability...................................................................................26

         6.19     Parties in Interest............................................................................26

         6.20     Entire Agreement...............................................................................26

         6.21     Construction...................................................................................26

                                                        iii.

EXHIBITS


Exhibit A:        Certain Definitions

Exhibit B:        Instrument of Assignment and Assumption

Exhibit C:        Bill of Sale

Exhibit D:        Form of Indemnification Escrow Agreement

Exhibit E:        Form of Consulting Agreement


                                       iv.

                       STOCK AND ASSET PURCHASE AGREEMENT


         THIS STOCK AND ASSET PURCHASE AGREEMENT is entered into as of May 17, 1999, between and among (i) MOLECULAR DEVICES CORPORATION, a Delaware corporation (the "Purchaser"); (ii) Skatron Instruments AS, a Norwegian company ("Skatron"); (iii) SKATRON INSTRUMENTS, INC., a Virginia corporation and a wholly-owned subsidiary of Skatron; and (iv) the following parties: HELGE SKARE and WIEL SKARE (the "Principal Stockholders"), and STEINAR FAANES and STEN SKARE (together with the Principal Stockholders, the "Selling Stockholders"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

         A. Skatron Instruments, Inc. wishes to sell certain assets to the Purchaser, and the Purchaser is willing to purchase such assets, on the terms set forth in this Agreement.

         B. Skatron wishes to sell to Helge Skare or assigns, and Helge Skare is willing to purchase from Skatron, one hundred percent (100%) of the issued and outstanding shares of Skatron Instruments, Inc. on the terms set forth in this Agreement.

         C. The Selling Stockholders collectively own 314,400 shares (the "Shares") of the common stock of Skatron, which constitute one hundred percent (100%) of the outstanding share capital of Skatron.

         D. The Selling Stockholders wish to sell the Shares to the Purchaser and the Purchaser is willing to purchase the Shares on the terms set forth in this Agreement.

                                    AGREEMENT

         The Purchaser and the Selling Stockholders, intending to be legally bound, agree as follows:

SECTION 1.        SALE AND PURCHASE OF SHARES AND ASSETS;  RELATED TRANSACTIONS;
                  NONCOMPETITION

         1.1      Sale and Purchase of Shares and Assets.

                  (a) Sale of Assets of Skatron Instruments, Inc. to, and Assumption of Certain Liabilities by, the Purchaser. At the Closing, Skatron Instruments, Inc. shall convey, sell, transfer, assign and deliver to the Purchaser all of Skatron Instruments, Inc.'s right, title and interest in and to certain accounts receivable and certain inventory and other assets, and the Purchaser shall purchase the same from Skatron Instruments, Inc., on the terms and subject to the conditions set forth in this Agreement. The Purchaser shall not assume or have any liabilities with respect to any obligation or Liability of Skatron Instruments, Inc., except for the Assumed Liabilities, unless the Purchaser expressly assumes such obligations, in writing, after the Closing Date.

                  (b) Sale of Stock of Skatron Instruments, Inc. to Helge Skare or Assigns. At the Closing, Skatron shall sell, assign, transfer and deliver one hundred percent of the issued and outstanding stock of Skatron Instruments, Inc. to Helge Skare or his assign(s), and Helge Skare or his assign(s) shall purchase the same from Skatron, on the terms and subject to the conditions set forth in this Agreement.

                                       1.

                  (c) Sale of Stock of Skatron to the Purchaser. At the Closing, the Selling Stockholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Stockholders, on the terms and subject to the conditions set forth in this Agreement.

         1.2 Consideration.

                  (a) Consideration for Sale of Assets and Assumption of Certain Liabilities of Skatron Instruments, Inc. The aggregate consideration for the conveyance, sale, transfer and assignment of the Accounts Receivable and the Inventory from Skatron Instruments, Inc. to the Purchaser shall be Five Hundred Ten Thousand United States Dollars (US$510,000) (the "Asset Purchase Price"). The Asset Purchase Price shall be paid by the Purchaser to Skatron Instruments, Inc. by delivery at Closing of a promissory note made by the Purchaser payable to the order of Skatron Instruments, Inc.

                  (b) Consideration for Sale of Shares of Skatron

                           (i) Share  Purchase  Price.  The  aggregate  purchase
price payable by the Purchaser for the Shares shall be Seven Million United States Dollars (US$7,000,000), reduced by the aggregate amount of all debt owed by Skatron to Helge Skare as of the Closing Date, if any, and further reduced by the aggregate amount of all debt owed by Skatron to any other Person (other than Short Term Trade Debt incurred in the Ordinary Course of Business) in excess of an amount equal to One Hundred Thousand United States Dollars (US$100,000) (the "Share Purchase Price"). The Share Purchase Price shall be paid by the Purchaser to the Selling Stockholders as set forth in this Section 1.2(b).

                           (ii)   Payment  at   Closing.   At  the  Closing  (as
hereinafter defined), the Purchaser will pay to the Selling Stockholders the Share Purchase Price, minus the Escrow Amount (the "Cash Share Purchase Price").

                           (iii) Escrow  Amount.  At the Closing,  the Purchaser
will deliver to an independent third party escrow agent in the United States (the "Escrow Agent") the amount of Six Hundred Thousand United States Dollars (US$600,000) (the "Escrow Amount"), which shall form the balance of the Purchase Price. The Escrow Agent shall release the Escrow Amount only in accordance with the terms of the Indemnification Escrow Agreement.

                  (c) Allocation of Purchase Price. The Cash Share Purchase Price shall be allocated among the Selling Stockholders as follows:

                    Helge Skare                    US$  3,029,890
                    Wiel Skare                     US$  2,408,091
                    Steinar Faanes                 US$    621,800
                    Sten Skare                     US$    158,219
                                                   --------------
                    TOTAL                          US$  6,218,000

         1.3 Closing.

                  (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP, 3000 El Camino Real, Palo Alto, CA 94306, at 10:00 a.m. (local time) on May 17, 1999, or at such other place or time as the parties may jointly designate. For purposes of this Agreement: "Scheduled Closing Time" shall mean the time and date as of which the

                                       2.

Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.

                  (b) At the Closing, the parties will take the following actions, and execute and deliver the following documents, in the sequence set forth below:

                           In   connection   with  the  sale  of  the   Accounts
                           Receivable and the Inventory by Skatron Instruments, Inc. to the Purchaser:

                           (i)  Skatron  Instruments,   Inc.  will  execute  and
deliver to the Purchaser an Instrument of Assignment and Assumption in the form of Exhibit B, conveying, selling, transferring and assigning to the Purchaser the accounts receivable listed on Schedule 1 thereto (the "Accounts Receivable"), and evidencing the assumption by the Purchaser of all product service, warranty and repair obligations associated with the Inventory (the "Assumed Liabilities").

                           (ii)  Skatron  Instruments,  Inc.  will  execute  and
deliver to the Purchaser a Bill of Sale in the form of Exhibit C, conveying, selling, transferring and assigning to the Purchaser the inventory and other assets identified and listed on Schedule 1 thereto (the "Inventory");

                           (iii)  The   Purchaser   will   deliver   to  Skatron
Instruments, Inc. a promissory note in the principal amount of Six Hundred Twelve Thousand United States Dollars (US$612,000)] made in favor of Skatron Instruments, Inc., in consideration for the Accounts Receivable and the Inventory;

                           In connection with the payment in full of the intercompany debt owed by Skatron Instruments, Inc. to Skatron as of the Closing Date:

                           (iv) Skatron Instruments, Inc. will assign to Skatron
the promissory note received from the Purchaser pursuant to Section 1.3(b)(iii) and deliver the same to Skatron in full satisfaction of the intercompany debt Skatron Instruments, Inc. to Skatron in the same amount;

                           (v)  Skatron  will  execute  and  deliver  to Skatron
Instruments, Inc. a document acknowledging payment in full of such intercompany debt;

                           In connection with sale of one hundred percent (100%) of the stock of Skatron Instruments, Inc. by Skatron to Helge Skare:

                           (vi)  Skatron  will  deliver  to  Helge  Skare  stock
certificate(s) representing one hundred percent (100%) of the issued and outstanding stock of Skatron Instruments, Inc., duly endorsed (or accompanied by duly executed stock powers) sufficient to transfer legal and beneficial ownership of such shares to Helge Skare at the Closing;

                           (vii) Helge Skare will pay Skatron an amount equal to
one  Norwegian  Krone  (NOK 1) in  consideration  for the sale of the  shares of
Skatron   Instruments,   Inc.  as  contemplated   by  this   Agreement;

                           (viii) [intentionally omitted]

                           In   connection   with  the   sale  of  one   hundred
                           percent(100%) of the stock of Skatron by the Selling Stockholders to the Purchaser:

                                       3.

                           (ix) the  Selling  Stockholders  will  deliver to the
Purchaser the stock certificates representing the Shares, constituting one hundred percent of the issued and outstanding shares of Skatron and comprised of 228,000 "A-shares" and 86,400 "B-shares," each such certificate duly endorsed (or accompanied by duly executed stock powers) sufficient to transfer legal and beneficial ownership of the Shares to the Purchaser at Closing;

                           (x) the Purchaser  shall pay the Cash Share  Purchase
Price to the Selling Stockholders as contemplated by Section 1.2(b), and shall deposit the Escrow Amount with the Escrow Agent pursuant to the Indemnification Escrow Agreement as contemplated by Section 1.2(c);

                           (xi) the  parties  will  execute  and deliver to each
other the Indemnification Escrow Agreement in the form of Exhibit D, duly executed by the Escrow Agent;

                           (xii) the Selling  Stockholders  will  deliver to the
Purchaser an opinion of counsel in a form reasonably acceptable to counsel to Purchaser;

                           (xiii) the Selling  Stockholders  will deliver to the
Purchaser resignations of each director and officer of Skatron resigning their positions, effective as of the Closing Date;

                           (xiv)   immediately   following   the  Closing,   the
shareholder of Skatron will conduct an extraordinary stockholder's meeting to accept the resignations of the members of the board of directors delivered pursuant to Section 1.3(b)(vii) and elect new members of the board of directors in their place;

                           (xv)   immediately    following   the   extraordinary
stockholder's meeting pursuant to Section 1.3(b)(viii), the board of directors of Skatron will meet and (A) elect a chairman of the board, (B) accept the resignations of the officers delivered pursuant to Section 1.3(b)(vii), and (C) appoint new officers to serve in their place;

                           In connection with other related transactions between certain of the parties to this Agreement:

                           (xvi) Skatron will pay in full the  aggregate  amount
of all debt owed by Skatron to Helge Skare, by delivery of immediately available funds at Closing; and

                           (xvii)  Helge  Skare will  execute and deliver to the
Purchaser a Consulting Agreement in the form of Exhibit F;

         1.4 Noncompetition, Confidentiality, etc. In consideration for and as an inducement to the Purchaser to enter into the transactions contemplated by this Agreement, Helge Skare covenants and agrees as follows:

                  (a) For a period ending five (5) years after the Closing Date, he shall not engage in any activity which Competes with the Business of the Purchaser or any of its affiliates, provided, however, that it shall not be a breach of the covenant contained in this Section 1.4 if: (i) he purchases or otherwise acquires up to two percent (2%) of the outstanding capital stock of any publicly traded Competing Entity; or (ii) renders services to any Competing Entity if the services rendered, or his primary responsibilities to such Competing Entity, do not relate to any activities of such Competing Entity which compete with the Business of the Purchaser or any of its affiliates.

                                       4.

                  (b) For a period ending five (5) years after the Closing Date, he agrees not to interfere with the Business of the Purchaser by, directly or indirectly, either for himself or any other person (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Purchaser to terminate his or her employment in order to become an employee, consultant, or independent contractor to or for him or any third party; (ii) inducing or attempting to induce any customer, client, vendor, supplier, licensee, distributor or business relation thereof to cease doing business with the Purchaser or any Affiliate; or (iii) soliciting the business of any customer, client, vendor, or distributor of the Purchaser or any Affiliate, whether or not the Purchaser or any Affiliate had personal contact with such person, with respect to products or activities which compete with the Business of the Purchaser or any Affiliate. He agrees that this restriction is reasonably necessary to protect the Purchaser's legitimate business interest in its substantial relationships with employees, specific customers and others referred to above, and its valuable confidential business information.

                  (c) He acknowledges (i) that the Business of the Purchaser and its affiliates is international in scope; (ii) that Competing Entities are or could be located in any part of the world; (iii) that the Purchaser has required that he make the covenants set forth in this Section 1.4 as a condition to its purchase of the Shares owned by him; (iv) that the provisions of this Section
1.4 are reasonable and necessary to protect and preserve the Purchaser's business, (v) that the Purchaser would be irreparably damaged if the Noncompeting Party were to breach the covenants set forth in this Section 1.4, and (vi) in the event of any such breach, the Company will be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

                  (d) He acknowledges and agrees that he has stood in a position of trust and confidence with respect to Skatron prior to the date hereof and has gained knowledge concerning Confidential Information belonging to the Purchaser and its affiliates. He acknowledges and agrees that all Confidential Information known or obtained by him, whether before or after the date hereof, is the property of the Purchaser or one of the Affiliates of the Purchaser. He agrees that he will not, at any time, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether or not embodied in writing or other physical form, without the prior written consent of the Purchaser, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of his fault or the fault of any other person bound by a duty of confidentiality to the Purchaser. He agrees to deliver to the Purchaser at the time of execution of this Agreement, and at any other time the Purchaser or any Affiliate of the Purchaser may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Purchaser and its Affiliates which contain Confidential Information and any other Confidential Information that he may then possess or have under his control.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS.

                  Except as disclosed in the Disclosure Schedule under a "Part" corresponding to the subsection of this Section 2 to which an exception is taken, the Principal Stockholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as of the date of this Agreement, as follows:

         2.1 Due Organization; No Subsidiaries; Etc.

                  (a) Skatron is a Norwegian company duly organized and validly existing under the laws of Norway and has all necessary power and authority: (i) to conduct its business in the manner in

                                       5.

which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Skatron Contracts.

                  (b) As of the Closing Date, Skatron has no subsidiaries except for Skatron Instruments, Inc, and Skatron has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity other than Skatron Instruments, Inc.

         2.2 Charter Documents; Records.

                  (a) Skatron has delivered to the Purchaser (i) accurate and materially complete copies of Skatron's charter documents and bylaws, including all amendments thereto; (ii) accurate and complete copies of the current stock records of Skatron covering the years 1996, 1997 and 1998; and (iii) accurate and materially complete copies of the minutes and other records of the meetings and other proceedings for the years 1996, 1997 and 1998 (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Skatron, the board of directors of Skatron and all committees of the board of directors of Skatron. There have been no official meetings or other proceedings of the stockholders of Skatron, the board of directors of Skatron or any committee of the board of directors of Skatron that are not fully reflected in such minutes or other records.

                  (b) There has not been any violation of any of the provisions of Skatron's charter documents or bylaws or of any resolution adopted by Skatron's stockholders, Skatron's board of directors or any committee of Skatron's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation, the consequence of which would constitute a Material Adverse Effect.

                  (c) The books of account, stock records, minute books and other records of Skatron are accurate, up-to-date and complete, and have been maintained in accordance with applicable Legal Requirements and customary business practices.

         2.3 Capitalization, Etc.

                  (a) The authorized share capital of Skatron consists of NOK 3,144,000, with 314,400 shares issued and outstanding, constituting all of the Shares. The Selling Stockholders have, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. Of the Shares, the following individuals own, beneficially and of record, the number of shares, constituting the percentage of the total number of issued and outstanding shares, set forth next to each of their names:

                                      "A-Shares"       "B-Shares"        Percent
                                      ----------       ----------        -------
Helge Skare                             114,000          39,200            48.8%
Wiel Skare                               82,560          39,200            38.7%
Steinar Faanes                           31,440            --              10.0%
Sten Skare                                 --             8,000             2.5%
                                        -------          ------           ------
TOTAL                                   228,000          86,400           100.0%

                  (b) All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. There are no options, warrants, rights outstanding, agreements or contracts that could obligate Skatron to issue additional shares of the capital stock or other securities of

                                       6.

Skatron. The Selling Stockholders have delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares.

         2.4 Financial Statements. Skatron has delivered to the Purchaser the following financial statements and notes (collectively, the "Skatron Financial Statements"), all of which are accurate and complete in all material respects, present fairly the consolidated financial position of Skatron and Skatron Instruments, Inc. as of their respective dates and for the periods covered thereby, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered:

                  (a) the audited consolidated balance sheets of Skatron and Skatron Instruments, Inc. as of December 31, 1997 and December 31, 1998, and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows of Skatron for the years then ended, together with the notes thereto and the unqualified report and certification of Ernst & Young AS relating thereto; and

                  (b) the unaudited balance sheets of Skatron Instruments, Inc. as of December 31, 1997 and December 31, 1998, and the related audited statements of operations, changes in stockholders' equity and cash flows of Skatron Instruments, Inc. for the years then ended, as reviewed by Yount, Hyde & Barbour, P.C. for the year 1998 and by Jim Downes for the year 1997;

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1998:

                  (a) there has not been any adverse change in Skatron's business, condition, assets, liabilities, operations, financial performance or net income (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on Skatron's business, condition, assets, liabilities, operations, financial performance or net income (or on any aspect or portion thereof), the consequence of which would constitute a Material Adverse Effect;

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of Skatron's assets (whether or not covered by insurance), which would constitute a Material Adverse Effect;

                  (c) Skatron has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) Skatron has not sold or otherwise issued any shares of capital stock or any other securities;

                  (e) Skatron has not amended its charter documents and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) Skatron has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by Skatron in the Ordinary Course of Business, and has not Skatron has not leased or licensed any asset from any other Person except for leases of office equipment and similar items involving less than an amount equal to US$10,000 in the aggregate.

                  (g) Skatron has not made any capital expenditures in excess of an amount equal to US$10,000 in the aggregate.

                                       7.

                  (h) Skatron has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by Skatron from its inventory in the Ordinary Course of Business;


                  (i)  Skatron  has  not  written  off  as   uncollectible,   or
established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (j) Skatron has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (k) Skatron has not made any loan or advance to any other Person except for the extension of credit to its customers in the Ordinary Course of Business;

                  (l) Skatron has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) otherwise paid any amounts to any Person other than in the Ordinary Course of Business.

                  (m) Skatron has not entered into, and neither Skatron nor any of the assets owned or used by Skatron has become bound by, any Contract that is not an Excluded Contract;

                  (n) no Contract by which Skatron or any of the assets owned or used by Skatron is or was bound, or under which Skatron has or had any rights or interest, has been amended or terminated other than by its terms;

                  (o) Skatron has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) or other liabilities incurred by Skatron in the Ordinary Course of Business;

                  (p) Skatron has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for (i) accounts payable that are reflected as current liabilities in the "liabilities" column of the Skatron Financial Statements or have been incurred by Skatron since December 31, 1998 in the Ordinary Course of Business, and (ii) those that have been discharged or paid in the Ordinary Course of Business;

                  (q) Skatron has not forgiven any debt or otherwise released or waived any right or claim;

                  (r) Skatron has not changed any of its methods of accounting or accounting practices in any material respect;

                  (s) Skatron has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (t) Skatron has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(s)" above.

                                       8.

         2.6 Assets.

                  (a) Skatron owns, and has good, valid and marketable title to, all assets purported to be owned by it. Part 2.6 of the Disclosure Schedule identifies (i) all assets having a book value equal to US$5,000 or more that are owned or by Skatron, and (ii) all assets that are being leased or licensed to Skatron. Except as set forth in Part 2.6 of the Disclosure Schedule, all of the assets listed as owned by Skatron are owned free and clear of any Encumbrances.

                  (b) Each item of equipment, furniture, fixtures, improvements and other tangible assets identified or required to be identified in Part 2.6 of the Disclosure Schedule is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted), complies in all material respects with, is being operated and otherwise used in material compliance with, all applicable Legal Requirements, and is adequate for the uses to which it is being put.

         2.7 Bank Accounts. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of Skatron at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of Skatron.

         2.8 Receivables; Major Customers.

                  (a) Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Skatron as of April 12, 1999, and of Skatron Instruments, Inc. as of March 31, 1998.

                  (b) Except as set forth in Part 2.8 of the Disclosure Schedule, all notes and accounts receivable shown on the Skatron Financial Statements arose in the Ordinary Course of Business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such Financial Statements. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of Skatron. All of the Accounts Receivable of Skatron Instruments, Inc. assigned to the Purchaser pursuant to the transaction contemplated by Section 1.1(a) arose in the Ordinary Course of Business are collectible in the aggregate amount of US$180,749.19. None of the receivables of Skatron, and none of the Accounts Receivable, is subject to any material claim of offset, recoupment, setoff or counterclaim and the Principal Stockholders have no Knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables is contingent upon the performance by Skatron (in the case of Skatron's accounts receivable) or Skatron Instruments, Inc. (in the case of the Accounts Receivable) of any obligation or contract other than normal warranty repair and replacement in amounts specified in Part 2.8 of the Disclosure Schedule. Except as disclosed in Part 2.8 of the Disclosure Schedule, none of those accounts and notes receivable are due from any Person or Entity related by ownership or otherwise to Skatron.

                  (c) Part 2.8 of the Disclosure Schedule accurately identifies, and provides, for the years 1997 and 1998, an accurate and complete breakdown of: (i) the revenues received by Skatron from each customer or other Person , and (ii) the revenues received by Skatron Instruments, Inc. in respect of substantially all products and each state of the United States. Skatron has not received any notice or other

                                       9.

communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.8 of the Disclosure Schedule may cease dealing with Skatron or may otherwise reduce the volume of business transacted by such Person with Skatron below historical levels.

         2.9 Inventory.

                  (a) Except as set forth therein, Part 2.9 of the Disclosure Schedule provides a breakdown of all inventory (including raw materials, work in process and finished goods) of Skatron as of December 31, 1998, that is accurate and complete in all material respects. All of Skatron's existing inventory (including all inventory that is reflected on the Skatron Financial Statements and that has not been disposed of by Skatron since December 31, 1995) and all of the Inventory sold by Skatron Instruments, Inc. to the Purchaser hereunder: (a) is of such quality and quantity as to be usable and saleable in the Ordinary Course of Business; (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; (c) is free of any Encumbrance; and (d) is free of any defect or deficiency except where any such defect or deficiency is adequately covered by applicable warranties from third-party suppliers of the same.

                  (b) The inventory levels maintained by Skatron are not excessive in light of Skatron's normal operating requirements, and are adequate for the conduct of Skatron's operations in the Ordinary Course of Business.

                  (c) The Inventory has a book value of US$342,931.89.

         2.10 Real Property. Skatron does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.10 of the Disclosure Schedule. Part 2.10 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. Skatron enjoys peaceful and undisturbed possession of such premises.

         2.11 Proprietary Assets. Part 2.11 of the Disclosure Schedule provides an accurate and complete description of all Proprietary Assets that are owned by or licensed to Skatron or that are otherwise used or useful in connection with Skatron's business. Skatron is not infringing, and neither Skatron nor Skatron Instruments, Inc. has at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of Skatron and the Selling Stockholders, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Skatron. The Proprietary Assets identified in Part 2.11 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable Skatron to conduct its business in the manner in which its business is currently being conducted. Skatron Instruments, Inc. has no rights or proprietary interest in or to the name "Skatron" or any trade mark, trade name, or service mark or name including the name "Skatron."

         2.12 Contracts.

                  (a) Part 2.12 of the Disclosure Schedule identifies and provides an accurate and complete description of each Skatron Contract, except for any Excluded Contract. Skatron has delivered to the Purchaser accurate and complete copies of all Skatron Contracts identified in Part 2.12 of the Disclosure Schedule, including all amendments thereto.

                                      10.

                  (b) Each Skatron Contract is valid and in full force and effect, and is enforceable by Skatron in accordance with its terms. To the best of the Knowledge of the Principal Stockholders, each Person against which Skatron has or may acquire any rights under any Skatron Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to Skatron. No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Skatron under any Skatron Contract or any other material term or provision of any Skatron Contract unless specified in the contract.

                  (c) Except as set forth in Part 2.12 of the Disclosure Schedule, (i) no Person has materially violated or breached, or declared or committed any default under, any Skatron Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Skatron Contract, (B) give any Person the right to declare a default or exercise any remedy under any Skatron Contract, (C) give any Person the right to accelerate the maturity or performance of any Skatron Contract, or
(D) give any Person the right to cancel, terminate or modify any Skatron Contract; (iii) none of the Companies has received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Skatron Contract; and
(iv) Skatron has not waived any material rights under any Skatron Contract.

                  (d) Any agreement, contract or understanding between Skatron and Camo Ltd. in connection with the distribution or sale of any products or services of Skatron in the United Kingdom terminates on its terms on June 30, 1999 without any further action or notice required of Skatron, and may be terminated upon no less than ninety (90) days' notice delivered to Camo Ltd. without liability to Skatron.

         2.13 Liabilities.

                  (a) Skatron has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" column of the Skatron Financial Statements; (ii) liabilities incurred by Skatron in the Ordinary Course of Business since December 31, 1998; and (iii) Skatron's obligations under the Contracts listed in Part 2.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b) Part 2.13 of the Disclosure Schedule sets forth, accurately and completely, (i) a list of Skatron's accounts payable as of December 31, 1998; (ii) a list of all customer deposits and other deposits held by Skatron as of the date of this Agreement; and (iii) a list of Skatron's long-term debt as of the date of this Agreement.

                  (c) Skatron has no debt to any Related Party except for debt to Helge Skare in the amount of NOK 1,369,861, and no debt to any other parties, other than (i) short-term debt payable in full within one year from the date of this Agreement, and (ii) a debt to Christiania Bank og Kreditkasse in the amount not exceeding US$100,000.


         2.14 Compliance With Legal Requirements.

                  (a) Except as set forth in Part 2.14 of the Disclosure Schedule, Skatron is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; and Skatron has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of Skatron to

                                      11.

undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature, except where the failure to be in full compliance with such Legal Requirements, individually or in the aggregate, would not constitute a Material Adverse Effect.

         2.15 Governmental Authorizations.

                  (a) Part 2.15 of the Disclosure Schedule identifies: (i) each material Governmental Authorization that is held by Skatron; and (ii) each other Governmental Authorization that, to the best of the Knowledge of Skatron and the Selling Stockholders, is held by any of Skatron's employees and relates to Skatron's business. Skatron has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.15 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part
2.15 of the Disclosure Schedule is valid and in full force and effect, except for such failures which, individually or in the aggregate, would not constitute a Material Adverse Effect.

                  (b) Except as set forth in Part 2.15 of the Disclosure Schedule, and except for such failures which, individually or in the aggregate, would not constitute a Material Adverse Effect: (i) Skatron and its employees are in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule; and (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule.

         2.16 Employee and Labor Matters.

                  (a) Part 2.16 of the Disclosure Schedule accurately sets forth, with respect to each employee of Skatron (including any employee of Skatron who is on a leave of absence or on layoff status): (i) the name, date of birth and the date as of which such employee was originally hired by Skatron or any predecessor Entity of Skatron; (ii) such employee's title; (iii) the aggregate amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from Skatron with respect to services performed in Skatron 's most recent fiscal year; (iv) such employee's annualized compensation as of the date of this Agreement; and (v) each Benefit Plan in which such employee participates or is eligible to participate.

                  (b) Except as set forth in Part 2.16 of the Disclosure Schedule, Skatron is not a party to or bound by, and Skatron has not ever been a party to or bound by (i) any employment agreement during the period 1995 through the present, or (ii) any union contract, collective bargaining agreement or similar Contract.

                  (c) The employment of each of Skatron's employees subject only to the requirements of the collective  bargaining  agreement  identified in Part
2.16 of the Disclosure Schedule and the requirements mandated by applicable laws. Skatron has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of Skatron. Skatron has complied at all times with applicable labor laws and regulations and with the provisions of applicable collective bargaining agreements.

                                      12.

                  (d) Except as set forth in Part 2.16 of the Disclosure Schedule, Skatron is not engaged, and Skatron has not ever been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting Skatron or any of its employees. There is not now pending, and to the Knowledge of the Principal Stockholders, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         2.17 Benefit Plans. Part 2.18 of the Disclosure Schedule identifies and provides an accurate description of each Benefit Plan. Skatron and the Selling Stockholders have caused to be delivered to the Purchaser accurate and complete copies of all documents relating to each Benefit Plan. Each Benefit Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Benefit Plan has been duly accrued and made on a timely basis. Each Benefit Plan has at all times complied and been operated and administered in full compliance with all applicable Legal Requirements.

         2.18 Tax Matters.

                  (a) Except as set forth in Part 2.18 of the Disclosure Schedule, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by any of the Companies (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by any of the Companies has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Part 2.18 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of any of the Companies with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Skatron Returns"). All Skatron Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Skatron Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Skatron Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. Skatron has delivered to the Purchaser accurate and complete copies of all Skatron Returns filed since December 31, 1995.

                  (c) The Skatron Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Skatron will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from December 31, 1995 through the Closing Date, and Skatron will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Each Skatron Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1995 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.18 of the Disclosure Schedule accurately identifies each examination or audit of any Skatron Return that has been conducted since December 31, 1988. Skatron has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which Skatron has access) relating to Skatron

                                      13.

Returns. Except as set forth in Part 2.18 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Skatron Returns has been granted (by any of the Companies or any other Person), and no such extension or waiver has been requested from any of the Companies.

                  (e) Except as set forth in Part 2.18 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to any of the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Companies.

         2.19 Environmental Matters. Skatron is not liable or potentially liable for any response cost or natural resource damages at or with respect to any site. Skatron has not ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or, to the Knowledge of the Principal Stockholder, threatened to commence any contribution action or other Proceeding against Skatron in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in Skatron becoming subject to, any such Liability.

         2.20 Sale of Products; Performance of Services.

                  (a) Each product that has been sold by any of the Companies to any Person: (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale except for those covered by warranty. All repair services and other services that have been performed by the Companies were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) Skatron will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, any of the Companies on or at any time prior to the Closing Date, except to the extent covered by warranty.

                  (c) Except as listed in Part 2.20 of the Disclosure Schedule, no product manufactured or sold by any of the Companies has been the subject of any recall involving more than one unit of a similar type or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) No customer or other Person has ever asserted or, to the Knowledge of the Selling Stockholders, threatened to assert any claim against Skatron or Skatron Instruments, Inc. (i) under or based upon any warranty provided by or on behalf of any of the Companies, or (ii) under or based upon any other warranty relating to any product sold by any of the Companies or any services performed by either of them, other than those reflected in the service records maintained by the Companies in the Ordinary Course of Business. To the best of the Knowledge of Skatron and the Selling Stockholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                                      14.

         2.21 Insurance. Part 2.21 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, Skatron and its Board of Directors and Administrative Director. Each of such policies is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respect, and all premiums and other amounts owing with respect to said policies have been paid in full or on a timely basis. The nature, scope and amounts of the insurance coverage provided by said policies are sufficient to adequately insure Skatron's business, assets, operations, key employees, services and potential liabilities.

         2.22 Related Party Transactions. Except as set forth in Part 2.22 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1996 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of any of the Companies; (b) no Related Party is, or has at any time since December 31, 1996 been, indebted to any of the Companies; (c) since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving any of the Companies; (d) no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with any of the Companies in any market served by any of the Companies; (e) no Related Party has any claim or right against Skatron; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against Skatron.

         2.23 Proceedings; Orders.

                  (a) Except as set forth in Part 2.23 of the Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of the Principal Stockholders, no Person has threatened to commence any Proceeding: (i) that involves Skatron or that otherwise relates to or might affect Skatron's business or any of the assets owned or used by Skatron (whether or not Skatron is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in Part 2.23 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) There is no Order to which Skatron, or any of the assets owned or used by Skatron, is subject; and none of the Principal Stockholders is subject to any Order that relates to Skatron's business or to any of the assets owned or used by Skatron.

                  (c) To the best of the Knowledge of Skatron and the Principal Stockholders, no officer or employee of Skatron is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Skatron's business.

         2.24 Authority; Binding Nature of Agreements.

                  (a) Each of Skatron and Skatron Instruments, Inc. has the absolute and unrestricted right, power and authority to enter into and to perform its respective obligations under this Agreement; and the execution, delivery and performance by Skatron and Skatron Instruments, Inc. of this Agreement have been duly authorized by all necessary action on the part of such entity and its respective stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Skatron and Skatron Instruments, Inc., enforceable against them in accordance with its terms.

                                      15.

                  (b) Each Selling Stockholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Stockholder's obligations under each of the Transactional Agreements to which such Selling Stockholder is a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms.

         2.25 Non-Contravention; Consents. Except as set forth in Part 2.25 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions contemplated therein or thereby, including the payment to Helge Skare of all debt owed to him by Skatron as of the Closing Date, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of Skatron or Skatron Instruments, Inc., or (ii) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of Skatron or Skatron Instruments, Inc.;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Skatron, Skatron Instruments, Inc. or any of the Selling Stockholders, or any of the assets owned or used by Skatron, is subject, except where the same would not constitute a Material Adverse Effect;

                  (c) cause Skatron, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax other than any Tax generally applicable to the sale of the stock of a Norwegian company to a foreign Person;

                  (d) [intentionally omitted]

                  (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Skatron or any of its employees or that otherwise relates to Skatron's business or to any of the assets owned or used by Skatron;

                  (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Skatron Contract;

                  (g) give any Person the right to (i) declare a default or exercise any remedy under any Skatron Contract, (ii) accelerate the maturity or performance of any Skatron Contract, or (iii) cancel, terminate or modify any Skatron Contract;

                  (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders is bound; or

                  (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Skatron, or upon or with respect to any asset sold by Skatron Instruments, Inc. to the Purchaser hereunder.

                                      16.

         Except as set forth in Part 2.25 of the Disclosure Schedule, neither Skatron nor any of the Selling Stockholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.26 Brokers. Neither Skatron nor any of the Selling Stockholders has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.27 Selling Stockholders.

                  (a) Each Selling Stockholder has the capacity and financial capability to comply with and perform all of such Selling Stockholder's covenants and obligations under each of the Transactional Agreements to which such Selling Stockholder is a party.

                  (b) No Selling Stockholder has, at any time: (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against such Selling Stockholder, any bankruptcy petition or similar filing,
(iii) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Stockholder's assets, (iv) been convicted of, or pleaded guilty to, any felony, or (v) taken or been the subject of any action that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements.

                  (c) No Selling Stockholder is subject to any Order that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements. There is no Proceeding pending, and to the Knowledge of the Selling Stockholders, no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling
Stockholder to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.28 Full Disclosure.

                  (a) None of the Transactional Agreements contains any untrue statement of fact; and none of the Transactional Agreements omits to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) Except as set forth in Part 2.28 of the Disclosure Schedule, there is no fact within the Knowledge of Skatron or any of the Principal Stockholders (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all comparable businesses) that (i) may have an Material Adverse Effect on Skatron or on the ability of Skatron or any of the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c)  All of  the  information  set  forth  in  the  Disclosure
Schedule, and, to the Knowledge of the Principal Stockholders, all other information regarding Skatron and Skatron Instruments, Inc. (and their business, condition, assets, liabilities, operations, financial performance, net

                                      17.

income and prospects) that has been furnished to the Purchaser or any of its Representatives by or on behalf of Skatron or any of Skatron's Representatives, is accurate and complete in all material respects.

                  (d) Skatron and the Principal Stockholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of Skatron's records and other documents and data and to all records and other documents and data of Skatron Instruments, Inc.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND SKATRON.

         3.1 The Purchaser represents and warrants, to and for the benefit of the Selling Stockholders, as of the date of this Agreement, as follows:

                  (a) Authority; Binding Nature of Agreement. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  (b) Brokers. The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.2 Neither Skatron nor the Purchaser makes any representations or warranties of any kind to Helge Skare with respect to Skatron Instruments, Inc., the shares of that entity sold to Helge Skare pursuant to this Agreement, the operations, financial condition, business or prospects of Skatron Instruments, Inc., and any Liabilities which Skatron Instruments, Inc. may or may not have of any type whatsoever. The sale of Skatron Instruments, Inc. to Helge Skare pursuant to this Agreement is made on an "as is" basis and by his signature hereto Helge Skare acknowledges that no representations or warranties of any kind have been made to him with regard to the matters set forth in this Section 3.2.

         3.3 Purchaser agrees to continue to carry insurance for the benefit of the Board of Directors and the General Manager of Skatron, on terms and in amounts which are reasonable and customary under the circumstances, for at least twenty-four (24) months after the Closing.


SECTION 4. POST-CLOSING COVENANTS.

         4.1 Transfer of GSA Contract. The parties covenant and agree to use commercially reasonable efforts (a) to assign that certain agreement between Skatron Instruments, Inc. and the United States Government Services Agency (the "GSA Contract") to the Purchaser with the consent of each other party thereto, or (b) otherwise to transfer to the Purchaser all of the rights, benefits and obligations of Skatron Instruments, Inc. thereunder. Until such time as the GSA Contract is assigned to Purchaser, the Purchaser covenants to prove such information to Skatron Instruments, Inc. as may be necessary to comply with Skatron Instruments Inc.'s quarterly or other periodic reporting obligations under that Contract.

SECTION 5. INDEMNIFICATION, ETC.

                                      18.

         5.1 Survival of Representations and Covenants.

                  (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation): (i) the Closing and the sale of the Accounts Receivable, the Inventory and the Shares to the Purchaser; (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and
(iii) any Acquisition Transaction effected by or otherwise involving the Purchaser or Skatron. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for a period of one year from the Closing Date, except for representations regarding tax matters, employee benefits and environmental issues contained in Sections 2.17,
2.18 and 2.19, which representations and warranties shall survive for a period of ten (10) years.

                  (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Principal Stockholders in this Agreement.

         5.2 Indemnification by Principal Stockholders.

                  (a) Subject to the survival periods set forth in Section 5.1, the Principal Stockholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with and of the following, or to any Proceeding relating directly or indirectly to any of the following (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 5):

                           (i) any Breach of any representation or warranty made
by Skatron or any of the Selling Stockholders in this Agreement;

                           (ii)  any  Breach  of any  representation,  warranty,
statement, information or provision contained in the Disclosure Schedule;

                           (iii) any Breach of any covenant or obligation of any
of the Selling Stockholders; or

                           (iv)  any  Tax  owed  by  Skatron  Instruments,  Inc.
relating to the period prior to the Closing Date.

         The Principal Stockholders acknowledge and agree that, if Skatron shall suffer any Damages as a result of any of the matters set forth in Section 5.2(a), then the Purchaser itself shall be deemed, by virtue of its ownership of common stock of Skatron, to have incurred Damages as a result thereof. Nothing contained in this Section 5.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of Skatron or any of the other Indemnitees under this Section 5.2.

                                      19.

         5.3 Threshold and Maximum Amount of Indemnification Obligation.

                  (a) Subject to Section 5.3(b), the Selling Stockholders shall not be required to make any indemnification payment pursuant to Section 5.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $100,000), provided, however, that the obligations of the Principal Stockholders to defend, indemnify and hold harmless the Indemnitees shall terminate when the Selling Stockholders (and not only the Principal Stockholders) shall have paid an aggregate of Seven Million United States Dollars (US$7,000,000) in respect of Damages under this Section 5.

                  (b)   The    limitation    on   the   Selling    Stockholders'
indemnification obligations that is set forth in Section 5.3(a) shall not apply to Damages arising from willful Breach or fraud.

         5.4 No Contribution. Each Selling Stockholder waives, and acknowledges and agrees that such Selling Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Skatron in connection with any indemnification obligation or any other Liability to which such Selling Stockholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         5.5 Setoff. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off the amount of any award which may be received as a result of an arbitration proceeding pursuant to
Section 6.4 against any amount otherwise payable by any Indemnitee to any of the Selling Stockholders.

         5.6 Exclusivity of Indemnification Remedies. Except in the case of fraud or willful breach of any of the representations, warranties or covenants of the Principal Stockholders, and except in the case of any breach of the covenants contained in Section 1.4 hereof, the rights of the Indemnitees under this Section 5 shall constitute their exclusive remedy in respect of any Damages arising, directly or indirectly, from the matters set forth in Section 5.2(a).

         5.7 Defense of Third Party Claims. In this Section 5.7, Indemnities shall be referred to at times as the "Indemnified Parties" or "Indemnified Party" and Principal Stockholders shall be referred to at times herein as the "Indemnifying Party". If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above, the procedure set forth below shall be followed.

                  (a) Notice. The Indemnified Party shall give to the Indemnifying Party written notice of any claim, suit, judgment, or matter for which indemnity may be sought promptly, but in any event within fifteen (15) days after the Indemnified Party receives notice thereof; provided, however, that failure by Indemnified Party to give such notice shall not relieve Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim, (ii) the Sections of the Agreement pursuant to which the claim is made, and (iii) the dollar amount of such claim, and shall be given in accordance with Section 6.6 below.

                                      20.

                  (b) Defense of Claim. The Indemnified Party shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim or Proceeding for which indemnity is sought. Notwithstanding the foregoing, the Indemnifying Party may elect (by written notice within fifteen (15) days after receipt of written notice under Section 5.9(a)) to assume the defense of or otherwise control the handling of any such claim or Proceeding for which indemnity is sought subject to the imitations provided herein and, in the case of the Selling Shareholders, subject to the sum of (x) the funds remaining in escrow pursuant to the Escrow Agreement not already reserved for resolution of other claims of indemnification and (y) any other funds placed in escrow pursuant to an agreement in form and substance acceptable to the Indemnified Party and payable to the Indemnified Party in the event of any judgment or settlement in respect of the claim or Proceeding, in which case the Indemnifying Party shall and hereby does indemnify and hold harmless the Indemnified Party from and against any and all Damages, notwithstanding the fact that the Indemnifying party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit judgment or other matter.

         If the Indemnifying Party so elects to assume the defense of any such claim or Proceeding:

                           (i) The  Indemnifying  Party shall  proceed to defend
such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnified Party, it being agreed that for proceedings conducted in the United States, the firm of Wilson Sonsini Goodrich & Rosati P.C., and for proceedings conducted in Norway, the firm of Wiersholm Mellbye and Bech, are satisfactory to the Indemnified Parties;

                           (ii) the  Indemnified  Party shall make  available to
the Indemnifying Party any documents and materials in the possession of the Indemnified party that may be necessary to the defense of such claim or Proceeding;

                           (iii)  the   Indemnifying   party   shall   keep  the
Indemnified Party informed of all material developments and events relating to such claim or Proceeding;

                           (iv) the  Indemnified  Party  shall have the right to
participate in the defense of such claim or Proceeding; and


                           (v) the Indemnifying  Party shall not settle,  adjust
or compromise such claim or Proceeding without the prior written consent of the Indemnified party, which consent shall not unreasonably be withheld. If the Indemnifying Party does not (or cannot) elect to designate to assume the defense of any such claim or Proceeding, the Indemnified Party may proceed with the defense of such claim or Proceeding on its own. If the Indemnified Party so proceeds with the defense of any such claim or Proceeding on its own:

                           (vi) All  expenses  relating  to the  defense of such
claim or Proceeding (whether or not incurred by the Indemnified Party) shall be included within the definition of "Damages" for purposes of this Section 5.;

                           (vii) the Indemnifying  Party shall make available to
the Indemnified Party any documents and materials in the possession or control of any of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding;

                                      21.

                           (viii)   the   Indemnified   Party   shall  keep  the
Indemnifying Party informed of all material developments and events relating to such claim or Proceeding; and

                           (ix) the  Indemnified  Party shall not have the right
to settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld.

         5.8 Exercise of Remedies by Indemnitees Other Than Purchaser. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 6. MISCELLANEOUS PROVISIONS.

         6.1 Joint and Several Liability. Subject to Section 5.5, each Selling Stockholder agrees that such Selling Stockholder shall be jointly and severally liable with each of the other Selling Stockholders for the due and timely compliance with and performance of each of the covenants and obligations of such other Selling Stockholders set forth in this Agreement, provided, however, that under no circumstances shall Steinar Faares or Sten Skare have any liability for representations and warranties made by the Principal Stockholders herein.

         6.2 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions. Such actions shall include, but not be limited to, (a) the Purchaser assuming financial responsibility for the telephones at the Skatron Instruments, Inc. premises from and after the Closing Date and the Principal Stockholders cooperating in transferring such telephones to the Purchaser, if the Purchaser so requests; (b) the Purchaser removing the purchased Inventory from the Skatron Instruments, Inc. premises as quickly as commercially reasonable; (c) the Purchaser filling all unfilled orders accepted by Skatron Instruments, Inc. for Skatron products from and after the Closing Date; and (d) the Purchaser accepting and discharging warranty and service obligations for Skatron products in the field for which Skatron Instruments, Inc. had responsibility prior to the Closing Date.

         6.3 Dispute Resolution. The parties recognize that disputes between the parties may from time to time arise relating to the parties' rights and/or obligations under this Agreement. It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation. The parties therefore agree that, before any arbitration or other proceeding (a "Proceeding") may be commenced under this Agreement, the parties involved in the dispute to be submitted to a Proceeding shall discuss their differences during a period of no less than sixty (60) days in an attempt to reach a resolution of the dispute without the institution of a Proceeding. If the dispute is not resolved through those discussions, either party may proceed under the terms of Section 6.4.

         6.4 Arbitration.

                  (a) Agreement to Arbitrate. The parties agree that any dispute, controversy or claim arising out of or relating to this Agreement, or to the interpretation, performance, breach, termination or invalidity thereof, where the parties have failed to reach agreement according to Section 6.3, shall be resolved by binding arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date hereof. The arbitration will be administered by the American Arbitration Association ("AAA") in San Francisco, California, United States of America in accordance with its "Procedures for

                                      22.

Cases Under the UNCITRAL Arbitration Rules". The arbitration will be conducted in the city of San Francisco, California, United States of America, unless the parties agree in writing to another location. The number of arbitrators will be three (3). The language to be used in all arbitral proceedings and documents submitted to or presented before the arbitrator will be in English or translated into English by a court-certified translator.

                  (b) Notice of Arbitration. The arbitration will begin on the date on which the notice of demand for arbitration is delivered to the responding party or parties (collectively, the "Respondent") at the address appearing for that party in Section 6.7. The party or parties giving notice of demand for arbitration (collectively, the "Complainant") will deliver a copy of such notice to the AAA. The notice of demand for arbitration will include the following and any other information required by the AAA: (i) a demand that the dispute be submitted to arbitration; (ii) the names and domiciles of the parties to the arbitration (the "parties"); (iii) a reference to this Agreement and this arbitration provision; and (iv) a summary of the claim being submitted to arbitration and a statement of the amount being claimed. The notice of demand for arbitration may be delivered by the method set forth in Section 6.6 or by any other method of service of process permitted by the law of the place where such delivery is made.

                  (c) Selection of the Arbitral Panel. Within thirty (30) days of the date on which notice of demand for arbitration is delivered to the Respondent and the AAA, the AAA will appoint the arbitral panel ("Arbitral Panel"), which shall be comprised of lawyers familiar with international transactions.

                  (d) Certain Procedures; Confidentiality. The Respondent will have thirty (30) days from the date on which the notice of demand of arbitration is served in order to respond to the demand. If Respondent does not answer the demand within such time period, it will be deemed to have denied all of the assertions made by the Complainant in the demand. The arbitrator will provide notice to the parties at least sixty (60) days in advance of the date on which the hearing will be conducted for purposes of presenting evidence and arguments, which notice shall indicate the date and time for the hearing. The hearing will be commenced within ninety (90) days of the selection of the arbitrator, and will be completed within twenty (20) days of commencing, unless the arbitrator determines that a longer period is required. At least ten (10) days prior to the date of the hearing, the parties will deliver to the arbitrator: (i) the names and addresses of any witness that they intend to present and an affidavit or declaration under penalty of perjury, duly signed by each witness, which will detail the content of his or her testimony; (ii) the documents that will be submitted at the hearing; and (iii) a description of any other evidence to be presented in the arbitration. The parties agree to continue performing their respective obligations under this Agreement and any other agreement between them during the resolution of any dispute submitted to arbitration hereunder, unless ordered otherwise by a court of competent jurisdiction or the arbitrator. All the matters regarding or submitted to the arbitrator during any arbitration proceeding herein will be treated as "confidential information" and the parties together with any and all arbitrators will maintain its confidentiality.

                  (e) Interim Relief. The parties expressly agree that prior to the selection of the arbitrator, nothing in this Agreement shall prevent the parties from applying to a court that would otherwise have jurisdiction for provisional or interim measures. After the arbitrator is selected, the arbitrator shall have sole jurisdiction to hear such applications.

                  (f) Arbitral Award. The arbitrator's award will be issued no later than thirty (30) days after the conclusion of the arbitration hearing. The arbitrator will issue his or her decision in writing, and shall set forth the reasons for that decision and any award made in favor of any of the parties appearing before the arbitrator. The award of the arbitrator will be final and binding, without additional recourse, and will be the exclusive remedy of the parties for all claims, counterclaims, issues or

                                      23.

accountings presented or pleaded to the arbitrator. The arbitrator will render the award strictly in accordance with this Agreement and shall not have authority to change or diverge from any provision of this Agreement. The arbitral award will be granted and paid in United States Dollars, exclusive of any tax, deduction or offset.

                  (g) Judgment on Award. Judgment upon the arbitral award may be entered in any court of competent jurisdiction. Any additional costs, fees or expenses incurred in enforcing the arbitral award shall be charged against the party that resists its enforcement.

                  (h) Expenses of Arbitration; Attorneys' Fees. In any arbitration proceeding hereunder, all costs of arbitration, including, without limitation, the fees and expenses of the arbitrator, expenses of witnesses, the cost of the record or transcripts thereof, if any, the cost of translating documents into English for use in the course of the arbitration, administrative fees, the attorneys' fees of the parties, and all other fees and costs shall be allocated to the parties as determined by the arbitrator.

                  (i) Law Applicable. Notwithstanding anything to the contrary contained herein, the law applicable to the validity of this Section 6.4, the conduct of the arbitration, including any resort to a court for provisional or interim remedies, the enforcement of any award and any other question of arbitration law or procedure, shall be the United States Federal Arbitration Act, 9 U.S.C. ss 1, et seq.

         6.5 Fees and Expenses. The parties shall each bear and pay all of their own fees, costs and expenses, including all legal fees and expenses payable to their respective legal, tax and accounting advisors ("Expenses") that have been incurred or that are in the future incurred by them in connection with the
negotiation,   consummation   and  performance  of  the   Transactions  and  all
certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, provided, however, that the Purchaser shall reimburse the Principal Stockholders for any such Expenses reasonably incurred, up to a maximum of US$50,000. Any amount of such Expenses incurred or paid by Skatron shall be applied toward such maximum amount, and, to the extent such maximum amount is met or exceeded, any excess amount incurred or paid by Skatron shall constitute a claim of the Purchaser against the Escrow Account under the terms of the Indemnification Escrow Agreement. For purposes of this Section 6.3, "Expenses" shall not include any fees, costs or expenses incurred by the Principal Stockholders or Skatron in connection with the preparation of its audited financial statements or in the Ordinary Course of Business.

         6.6 Attorney's Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         6.7 Notices. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly delivered (i) if delivered personally overnight, including by reputable international courier service five (5) Business Days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (ii) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 6.6:

                                      24.

                  if to the Selling Stockholders:

                           Helge Skare
                           Tord Pedersens gt 38
                           3014 Drammen
                           Norway

                           Wiel Skare
                           Tord Pedersens gt 38
                           3014 Drammen
                           Norway

                           Sten Skare
                           Tord Pedersens gt 38
                           3014 Drammen
                           Norway

                           Steinar Faanes
                           HB Haraldsengate 64A
                           3188 Horten
                           Norway

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA 94306
                           Attn: Roger E. George
                           Facsimile:  650-845-5000

                  if to the Purchaser:

                           Molecular Devices Corporation
                           1311 Orleans Drive
                           Sunnyvale, CA 94089
                           Attn: President
                           Facsimile: 408-747-3601

                           with a copy to:

                           Cooley Godward LLP
                           3000 El Camino Real
                           Palo Alto, CA 94306
                           Attn: Thomas M. Shoesmith
                           Facsimile:  650-857-0663

         6.8 Publicity. During a period of one year following date of this Agreement, the Purchaser shall not make any press release or other public announcement relating to the Transactions contemplated by this Agreement without advance notice to the Principal Stockholders of its intention to make such release or public announcement, providing to such parties a reasonable opportunity to comment thereon. The Selling Stockholders shall not make any press release or other public announcement relating to the

                                      25.

Transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent will not be unreasonably withheld. The parties acknowledge and agree that any such release or public announcement shall not disclose the consideration paid for any Transaction hereunder unless the disclosing party reasonably concludes that such disclosure is required by the securities laws of the jurisdiction to which the disclosing party is subject. The Purchaser shall timely make all disclosures relating to the Transactions required under Norwegian law.

         6.9 Time of the Essence. Time is of the essence of this Agreement.

         6.10 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         6.11   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         6.12 Force Majeure. No party shall be liable to any other party hereunder for any Breach caused by government action, war, fire, explosion, flood, strike, lockout, earthquake, embargo, act of God, or any other similar cause beyond the control of the breaching party, provided that such party has exerted all reasonable efforts to avoid or remedy such causes.

         6.13 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws), except that any provision of this Agreement relating to or concerning hazardous materials or environmental protection laws shall be construed with reference to, and governed by, the laws of the jurisdiction in which such hazardous materials are found. Subject to the provisions of Section 6.4, any lawsuit between the parties connected with this Agreement shall be submitted to the sole jurisdiction of the courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, except that any legal action or proceeding for the recognition or enforcement of any judgment obtained from such court or any arbitral panel may be brought in any court of competent jurisdiction. Each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         6.14  Successors  and Assigns.  This  Agreement  shall be binding upon:
Skatron and its successors and assigns (if any); the Selling Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: Skatron; the Selling Stockholders; the Purchaser; the other Indemnitees and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 5), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         6.15 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Stockholder agrees that: (a) in the event of any Breach or threatened Breach by such Selling Stockholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee

                                      26.

shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         6.16 Waiver.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         6.17 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each party affected thereby.

         6.18 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         6.19 Parties in Interest. Except for the provisions of Section 5 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         6.20 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         6.21 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that all parties have cooperated in the drafting of this Agreement and therefore any rule of construction to the effect that ambiguities are to be resolved against a drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                                      27.

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      28.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


"PURCHASER":                            MOLECULAR DEVICES CORPORATION,
                                          a Delaware corporation

                                        By:  /s/Joseph D. Keegan
                                        ----------------------------------------
                                        Print Name: Joseph D. Keegan

"SELLING STOCKHOLDERS":

                                        /s/ Helge Skare
                                        ----------------------------------------
                                        HELGE SKARE


                                        /s/ Wiel Skare
                                        ----------------------------------------
                                        WIEL SKARE


                                        /s/ Steinar Faanes
                                        ----------------------------------------
                                        STEINAR FAANES


                                        /s/ Sten Skare
                                        ----------------------------------------
                                        STEN SKARE


"SKATRON":                              SKATRON INSTRUMENTS AS,
                                             a Norwegian company


                                        By:  /s/Helge Skare
                                        ----------------------------------------
                                        Print Name:  Helge Skare


"SKATRON INSTRUMENTS, INC.":            SKATRON INSTRUMENTS, INC.,
                                             a Virginia corporation


                                        By:  /s/Helge Skare
                                        ----------------------------------------
                                        Print Name:  Helge Skare


             [SIGNATURE PAGE TO STOCK AND ASSET PURCHASE AGREEMENT]

                                 SIGNATURE PAGE

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         Accounts Receivable. "Accounts Receivable" shall mean the accounts receivable sold, assigned and transferred to the Purchaser pursuant to this Agreement, as more specifically defined in Section 1.3(b)(i).

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale or other disposition of all or any portion of Skatron's business or assets (other than in the Ordinary Course of Business);

                  (b) the issuance, sale or other disposition of (i) any capital stock of Skatron, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of Skatron, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of Skatron; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Skatron.

         Affiliate. Affiliate means any person or entity directly or indirectly controlling by or under common control with either party, where "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of any entity, or the ability to control management of an entity.

         Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         Asset Purchase Price. "Asset Purchase Price" shall have the meaning assigned to that term in Section 1.2(a).

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         Business. "Business" means the current field of business of the Purchaser and any of its affiliates, together with any prospective field of business thereof which is the subject of a public announcement by the Purchaser or of which Helge Skare actually becomes aware.

         Cash Share Purchase Price. "Cash Share Purchase Price" shall have the meaning specified in Section 1.2(b).

         Closing. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

         Closing  Date.  "Closing  Date"  shall have the  meaning  specified  in
Section 1.3(a) of the Agreement.

         Companies. "Companies" shall mean Skatron and Skatron Instruments, Inc.

         Company Plan. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         Competing Entity. "Competing Entity" means a corporation or other entity that Competes.

         Compete. "Compete" shall mean to directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by, consult for, or render services or advice to, any entity or any business unit of any entity whose business competes in whole or in part with the Business of the Purchaser or any affiliate.

         Confidential Information. "Confidential Information" means any and all trade secrets concerning the business and affairs of Skatron, the Purchaser or any affiliate of either, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Molecular Devices Group containing or based, in whole or in part, on any information included in the foregoing, and any other information, however documented, of Skatron, the Purchaser or any Affiliate that is a trade secret.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         Current Benefit Plan. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

                  (a) that was established or adopted by any of the Companies or any ERISA Affiliate or is maintained or sponsored by Skatron;

                  (b) in which Skatron participates;

                  (c) with respect to which Skatron or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                  (d) with respect to which Skatron or any ERISA Affiliate is or may become subject to any Liability.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including the reasonable amount of any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including the reasonable cost of any investigation) or expense of any nature, together with interest on such Damages as determined by the Arbitral Panel.

         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf the Principal Stockholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Companies under Section 414 of the Code.

         Excluded Contract. "Excluded Contract" shall mean any Skatron Contract that:

                  (a) Skatron has entered into in the Ordinary Course of Business;

                  (c) has a term of less than 90 days or may be terminated by Skatron (without penalty) within 90 days after the delivery of a termination notice by Skatron; and

                  (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Skatron Financial Statements were prepared in the country in which they were prepared

         Governmental Authorization. "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         Governmental Body.  "Governmental Body" shall mean any:

                  (a)  nation,  principality,  state,  commonwealth,   province,
         territory, county, municipality, district or other jurisdiction of any nature;

                  (b)  federal,  state,  local,  municipal,   foreign  or  other
         government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         Hazardous Material.  "Hazardous Material" shall include:

                  (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                  (b) any waste, gas or other substance or material that is explosive or radioactive;

                  (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

                  (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                  (e)  any  compound,   mixture,   solution,  product  or  other
         substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         Indemnitees.  "Indemnitees" shall mean the following Persons:

                  (a) the Purchaser;

                  (b) the Purchaser's current and future Affiliates (including Skatron);

                  (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) Skatron shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Stockholders shall not be deemed to be "Indemnitees."

         Inventory. "Inventory" shall mean the inventory and other assets to be sold, conveyed and transferred to the Purchaser pursuant to the terms of this Agreement, as more specifically defined in Section 1.3(b)(ii).

         Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the truth or existence of such fact or other matter.

Skatron shall be deemed to have "Knowledge" of a particular fact or other matter if any officer of Skatron has Knowledge of such fact or other matter.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         Material Adverse Effect. An event or events, or any other matter, shall constitute a Material Adverse Effect if it has had, or may reasonably be expected to have, a material adverse effect on the business, operations, properties or financial condition of any entity(ies) in connection with which the term is used, taken as a whole.

         Order.  "Order" shall mean any:

                  (a)  order,  judgment,   injunction,  edict,  decree,  ruling,
         pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         Ordinary Course of Business. An action taken by or on behalf of Skatron shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with Skatron's past practices and is taken in the ordinary course of Skatron's normal operations;

                  (b) such action is taken in accordance with reasonable and customary business practices;

                  (c) such action is not required to be authorized by Skatron's stockholders, Skatron's board of directors or any committee of Skatron's board of directors and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal operations of Skatron's business.

         Past Benefit Plan. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                  (a) of which any of the Companies or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by any of the Companies or by any ERISA Affiliate;

                  (b) in which any of the Companies or any ERISA Affiliate has ever participated;

                  (c) with respect to which any of the Companies or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                  (d) with respect to which any of the Companies or any ERISA Affiliate has ever been subject to any Liability.

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         Purchaser. "Purchaser" shall mean Molecular Devices Corporation, a Delaware corporation.

         Related Party. Each of the following shall be deemed to be a "Related Party":

                  (a) each of the Selling Stockholders;

                  (b) each individual who is, or who has at any time been, an officer of Skatron or of Skatron Instruments, Inc.;

                  (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                  (d) any Entity (other than Skatron) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Stockholders and all other Related Parties shall be deemed to be "Representatives" of Skatron.

         Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.3(a) of the Agreement.

         Selling Stockholders. "Selling Stockholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         Share Purchase Price. "Share Purchase Price" shall have the meaning specified in Section 1.2(b) of the Agreement.

         Shares. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         Short Term Trade Debt. "Short Term Trade Debt" shall mean trade debt payable within twelve (12) months.

         Skatron Contract. "Skatron Contract" shall mean any Contract:

                  (a) to which Skatron is a party;

                  (b) by which Skatron or any of its assets is or may become bound or under which Skatron has, or may become subject to, any obligation; or

                  (c) under which Skatron has or may acquire any right or interest.

         Skatron Financial Statements. "Skatron Financial Statements" shall have the meaning specified in Section 2.4 of the Agreement.

         Skatron Returns.  "Skatron Returns" shall have the meaning specified in
Section 2.18(a) of the Agreement.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is or has been
(a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Transactional Agreements. "Transactional Agreements" shall mean the agreements and other documents specified in Section 1.3(b) of this Agreement.

         Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                           (i)  the   sale  of  the   Shares   by  the   Selling
         Stockholders to the Purchaser in accordance with the Agreement; and

                           (ii) the performance by Skatron, the Selling Stockholders and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by Skatron, the Selling Stockholders and the Purchaser of their respective rights under the Transactional Agreements; and

                           (iii) the transfer of the Accounts Receivable and the Inventory from Skatron Instruments, Inc. to the Purchaser.

                                    EXHIBIT B

                     INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, (i) Skatron Instruments, Inc., a Virginia corporation ("Seller"), hereby sells, transfers, conveys and assigns to Molecular Devices Corporation, a Delaware corporation ("Buyer"), all of Seller's right, title and interest in and to the full benefit of all of the accounts receivable listed on Annex A hereto; and (ii) Buyer assumes each and every liability and obligation of Seller for product service, warranty and repair relating to the Inventory, warrants and covenants that it is authorized, willing and able to satisfy all obligations and duties thereunder, and holds Seller harmless from any claims of third parties therefor.

This Instrument of Assignment and Assumption is subject to the terms and conditions of that certain Stock and Asset Purchase Agreement dated as of May 17, 1999 ("Purchase Agreement") between Buyer and Seller (the capitalized terms used herein which are not otherwise defined herein have the meanings assigned to them in the Purchase Agreement). The obligations of the Seller under the
Contracts are assigned to Buyer under this Instrument of Assignment and Assumption without recourse and without any representation or warranty whatsoever except as provided in the Purchase Agreement.

This Instrument of Assignment and Assumption shall be governed by and construed and enforced in accordance with the laws of the State of California and shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have caused this Instrument of Assignment and Assumption to be executed and delivered as of this 17th day of May, 1999.


                                        SKATRON INSTRUMENTS, INC.




                                        By: ____________________________________
                                        Its:



                                        MOLECULAR DEVICES CORPORATION



                                        By: ____________________________________
                                        Its:

                                       9.

                                    EXHIBIT C

                                  BILL OF SALE


FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Skatron Instruments, Inc., a Virginia corporation ("Seller"), hereby sells, transfers, conveys and assigns to Molecular Devices Corporation, a Delaware corporation ("Buyer"), all of Seller's right, title and interest in and to the following assets and properties listed and only the following assets and properties:

         (a) the property listed on Annex A hereto, together with all of Seller's right, title and interest in and to the name "Skatron," including any and all right, title and interest of the Seller in and to any trade mark, trade name or other proprietary mark or designation containing the word "Skatron," except that Seller shall retain the right to use its corporate name in connection with resolution of any liabilities remaining after the Closing and in connection with the winding up, dissolution and liquidation of the Seller after the Closing (the "Personal Property");

         (b) all causes of action and rights of enforcement of all representations, warranties, guaranties, indemnities, undertakings, certificates, covenants, agreements and the like made by any vendor, manufacturer or contractor and all security therefor received by Seller for the purchase or other acquisition of any part of the Personal Property, which are described above or in the Instrument of Assignment and Assumption entered into by and among Seller and Buyer on the date hereof, and which are being sold, transferred, conveyed and assigned to Buyer under that certain Stock and Asset Purchase Agreement dated May 17, 1999 ("Purchase Agreement") between Buyer and Seller (the capitalized terms used herein which are not otherwise defined herein are used herein as defined in the Purchase Agreement).

The sale of the Personal Property is subject to the terms and conditions of the Purchase Agreement. The Personal Property is sold, transferred, conveyed, assigned and delivered to Buyer under this Bill of Sale free and clear of all liens, encumbrances and interests of third parties in "as is" condition and without any representation or warranty whatsoever except as provided in the Purchase Agreement. Seller makes no representation, express or implied, as to the quality, condition or fitness of any of the Personal Property for any purpose except as set forth in the Asset Purchase Agreement.

This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California and shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and assigns.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of this 17th day of May, 1999.


                                        SKATRON INSTRUMENTS, INC.




                                        By: ________________________________


                                      10.

                                        Its:

                                      11.

                                    EXHIBIT C


                        INDEMNIFICATION ESCROW AGREEMENT


         THIS INDEMNIFICATION ESCROW AGREEMENT ("Escrow Agreement") is entered into effective as of May 17, 1999 ("Effective Date"), by and among (i) MOLECULAR DEVICES CORPORATION., a corporation organized and existing under the laws of State of Delaware, United States of America ("Purchaser"); (ii) HELGE SKARE AND WIEL SKARE individuals and residents of Norway (collectively, the "Principal Stockholders"); and (iii) GREATER BAY TRUST COMPANY ("Escrow Agent"), with reference to the following facts:

                                    RECITALS

         A. The Purchaser and the Selling Stockholders have entered into a Stock and Asset Purchase Agreement and related agreements dated as of May 17, 1999 (collectively, the "Stock and Asset Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase from the Selling Stockholders, and the Selling Stockholders have agreed to sell, convey, transfer, assign and deliver, 314,400 shares of the capital stock of Skatron Instruments AS, a Norwegian company, representing one hundred percent (100%) of the issued and outstanding shares of capital stock of that company.

         B. Pursuant to Section 1.2(c) of the Stock and Asset Purchase Agreement, the Purchaser has agreed to deposit with the Escrow Agent an amount (the "Escrow Amount"), to be held and applied by the Escrow Agent as provided in this Escrow Agreement, equal to Six Hundred Thousand United States Dollars (US$600,000).

         C. The parties desire that the Escrow Amount shall be held in escrow by the Escrow Agent and distributed in accordance with the provisions of this Escrow Agreement and the Stock and Asset Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 7. Definitions

         Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Stock and Asset Purchase Agreement.

SECTION 8. Appointment of the Escrow Agent

         The Purchaser and the Principal Stockholders hereby appoint the Escrow Agent as escrow agent hereunder on the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment on such terms and conditions.

SECTION 9. Establishment of Escrow

                                      12.

         9.1 Deposit of Escrow Amount. Pursuant to Section 1.2(c) of the Stock and Asset Purchase Agreement, the Purchaser is depositing the Escrow Amount with the Escrow Agent in immediately available funds. The Escrow Agent shall maintain the Escrow Amount, as it may be reduced from time to time in accordance with the terms of this Agreement, in an account maintained by it (the "Escrow Account") until disbursed by the Escrow Agent in accordance with the terms of this Agreement.

         9.2 Acceptance of Appointment. The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Amount pursuant to the terms and conditions hereof.

SECTION 10. Investment of Funds

         Except as the Purchaser and the Principal Stockholders may from time to time jointly instruct the Escrow Agent in writing, the Escrow Amount shall be invested from time to time, to the extent possible, in an interest bearing investment account approved by the Purchasers and the Principal Stockholders with the Escrow Agent, until disbursement of the entire Escrow Amount. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Amount consisting of investments to provide for payments required to be made under this Escrow Agreement. All profit derived from any investment of any part of the Escrow Amount, together with all interest earned on the Escrow Amount, shall be included within the definition of the term "Escrow Amount" for purposes of this Escrow Agreement.

SECTION 11. Retention of Escrow Amount

         The Escrow Agent shall hold the Escrow Amount in escrow to secure the obligations of the Principal Stockholders set forth in the Stock and Asset Purchase Agreement and shall release the Escrow Amount, and any part thereof, only in accordance with the provisions of this Escrow Agreement.

SECTION 12. Notice and Payment of Claims: Retention and Release of Amounts in Escrow

         12.1 Purchaser's Notice. At any time during the period commencing on the date hereof and ending six (6) months thereafter (the "Holdback Period"), the Purchasers may deliver a notice signed by an officer of the Purchaser (a "Notice") to the Principal Stockholders and the Escrow Agent (i) stating that the Principal Stockholders are obligated to make a payment to the Purchaser pursuant to Section 5 of the Stock and Asset Purchase Agreement in respect of any loss, damage, deficiency, liability or obligation included within the definition of "Damages" or otherwise the subject of Section 5 of the Stock and Asset Purchase Agreement (each, a "Damage"), and identifying which of those Sections gives rise to the Principal Stockholders' obligation; (ii) specifying in reasonable detail the nature, the underlying facts, and, to the extent determinable at the time of such Notice, the dollar amount or a good faith approximation thereof; together with the Purchaser's calculations with respect thereto (a "Claim Amount") of any claim for indemnification (a "Claim") it may have under Section 5 of the Stock and Asset Purchase Agreement; and (iii) confirming that such Claim is not subject to the limitations on the Principal Stockholders' indemnification obligations set forth in Section 5.3 of the Stock and Asset Purchase Agreement. The Purchasers may make more than one claim with respect to any underlying state of facts, but shall only be entitled to a single recovery in respect of any single Damage or amount which is the subject of
Section 5 of the Stock and Asset Purchase Agreement. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Stock and Asset Purchase Agreement.

         12.2 Principal Stockholders' Counter Notice. Within ninety (90) days of receipt of a Notice, the Principal Stockholders may deliver to the Purchasers and to the Escrow Agent a notice (a "Counter Notice") signed by each Principal Stockholder delivering such Counter Notice (i) setting forth their

                                      13.

acquiescence to or rejection of the Claim in its totality, or of their partial acceptance of the Claim; (ii) specifying that part of the Claim to which acquiescence is made and that part which is rejected; (iii) as to each part of the Claim which is rejected, specifying whether the Principal Stockholders reject their obligation to indemnify the Purchasers in respect thereof, whether the Principal Stockholders accept their obligation to indemnify the Purchasers in respect thereof but reject the amount of the Claim or both; provided, however, that if the Principal Stockholders have waived their right to dispute their obligation to indemnify the Purchasers in respect of any Claim under the terms of the Stock and Asset Purchase Agreement, they shall not have the right to reject any Claim on the basis of any such asserted waiver; and (iv) setting forth in reasonable detail the nature of and the facts underlying their rejection of any part of the Claim.

         12.3 Accepted Claims. Any Claim or portion of any Claim which is not disputed in a Counter Notice timely delivered by the Principal Stockholders shall be referred to as "Accepted." Failure by the Principal Stockholders timely to deliver a Counter Notice in response to any Notice shall be deemed to be an acceptance of the validity of the Claim set forth in such Notice and a waiver of any right to contest the validity or amount of such Claim, and the amount of the entire Claim shall be deemed "Accepted."

         12.4 Unresolved Claims. Any Claim or portion of a Claim which is disputed in a Counter Notice shall be resolved in accordance with Section 7, and, pending such resolution, shall be referred to as "Unresolved." The entire amount of any Claim shall be deemed "Unresolved" between the date of the Notice setting forth such Claim, and (i) the date on which a Counter Notice is delivered in respect of such Claim, and (ii) the last date on which a Counter Notice may be delivered in respect of such Claim under Section 6.2, whichever is earlier.

         12.5 Retention of Escrow Amount. Except as set forth in Section 6.6, the Escrow Agent shall retain a portion of the Escrow Amount sufficient to pay the amount of all Unresolved Claims.

         12.6 Release of Escrow Amounts. The Escrow Agent shall: (i) pay to the Purchasers, on the ninety-fifth (95th) day after receipt of any Notice, the Accepted amount of the Claim set forth in such Notice; (ii) make such payments to the Purchasers or the Principal Stockholders as required under Section 7; and
(iii) release to the Principal Stockholders at the termination of the Holdback Period the Escrow Amount, if any, in excess of the aggregate amount of any Claims which are then Unresolved.

SECTION 13. Unresolved Claims

         The Escrow Agent shall not pay any amounts in respect of any Claim or portion thereof which is Unresolved except in accordance with the following:

         13.1  Joint or  Counterpart  Instructions  for  Payment  of  Unresolved
Claims. If the Purchasers and the Principal Stockholders resolve their differences by negotiation as to the portion of any Claim which is Unresolved, they shall deliver joint or counterpart instructions to the Escrow Agent setting forth the agreement between them. The Escrow Agent shall be entitled to rely on any such joint or counterpart instructions and shall promptly pay amounts to the Purchasers or to the Principal Stockholders as set forth in the joint or counterpart instructions.

         13.2 Arbitral or Judicial Decision with Respect to Unresolved Claims. If the Purchasers and the Principal Stockholders are not able to resolve their differences as to the portion of any Claim which is Unresolved within fifteen
(15) days of receipt by the Purchasers of the Counter Notice identifying such Unresolved Claim amount, either of the Purchasers or the Principal Stockholders may initiate arbitration to resolve those differences under Section 13. The Escrow Agent shall pay amounts in respect of any such Unresolved Claim only upon receipt of (i) joint or counterpart instructions setting

                                      14.

forth an agreement between the Purchasers and the Principal Stockholders with respect to the payment of such Unresolved Claim or part thereof, or (ii) an arbitration decision or a final non-appealable judgment or court order presented by the Purchasers or the Principal Stockholders stating whether the Principal Stockholders have an obligation to indemnify the Purchasers and specifying the dollar amount of such indemnity obligation. The Escrow Agent shall promptly provide written notice to the non-presenting party of such arbitration decision or court judgment or order upon receipt thereof, and five (5) Business Days thereafter shall pay amounts to the Purchasers or to the Principal Stockholders as set forth in the arbitration decision or final non-appealable judgment or court order, unless otherwise enjoined from so doing. Any arbitration decision or court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the arbitration decision or order is final and non-appealable. The Escrow Agent shall act on such arbitration decision or court order and legal opinion as provided herein without further question.

SECTION 14. Termination of Escrow

         This Escrow Agreement shall terminate when the entire Escrow Amount has been distributed in accordance with the provisions of this Escrow Agreement.

SECTION 15. Duties of the Escrow Agent

         15.1 The Escrow Agent shall not be under any duty to give the Escrow Amount held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         15.2 The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally as to 50% each indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Amount, or any loss of interest incident to any such delays.

         15.3 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

         15.4 The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to t. his Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                                      15.

         15.5 The Escrow Agent does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Amount shall be subject to withholding regulations then in force with respect to United States Taxes. The parties hereto will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or Forms W-8 for foreign status certification. This Section 9.5 and Section 9.2 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

         15.6 The Escrow Agent (and any successor to the Escrow Agent) may at any time resign as such by delivering the Escrow Amount to any successor to the Escrow Agent jointly designated by the other parties hereto in writing, or to any court, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor escrow agent (which may include a court of law) or
(ii) the day which is sixty (60) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Amount until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other panics hereto or a final non-appealable order of a court of law.

         15.7 In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Amount, or any portion thereof, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain such portion of the Escrow Amount corresponding to such adverse claims or as to which it is in doubt as to what action it should take (the "Amount in Question") until it has received (i) joint or counterpart instructions setting forth an agreement between the Purchasers and the Principal Stockholders with respect to the disposition of the Amount in Question, or (ii) an arbitration decision or a final non-appealable judgment or court order presented by the Purchasers or the Principal Stockholders setting forth the disposition of the Amount in Question. The Escrow Agent shall promptly provide written notice to the non-presenting party of any arbitration decision or final non-appealable judgment or court order upon receipt thereof, and five (5) Business Days thereafter shall pay amounts to the Purchasers or to the Principal Stockholders as set forth in the arbitration decision or final non-appealable judgment or court order, unless otherwise enjoined from so doing. Any arbitration decision or court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the arbitration decision or order is final and non-appealable. The Escrow Agent shall act on such arbitration decision or court order and legal opinion as provided herein without further question.

         15.8 The Escrow Agent's fees and expenses for acting as the Escrow Agent hereunder are set forth in Schedule A hereto. Except as may be provided elsewhere in this Escrow Agreement, the Escrow Agent's fees and expenses shall be shared equally by the Purchasers and the Principal Stockholders.

         15.9 Except as required by law, no printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

SECTION 16. Limited Responsibility

         This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow

                                      16.

Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

SECTION 17. Ownership for Tax Purposes

         The Principal Stockholders and the Purchasers agree that, for purposes of any Taxes based on income, the Principal Stockholders shall be treated as the owner of the Escrow Amount, and that the Principal Stockholders will report all income, if any, that is earned on, or derived from, the Escrow Amount as income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

SECTION 18. Notices 18

         All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly delivered (i) if delivered personally overnight, including by reputable international courier service five (5) Business Days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (ii) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other Party hereto, by notice given in conformity with this Section 12.

    if to the Purchasers:                 Molecular Devices Corporation
                                          1311 Orleans Drive
                                          Sunnyvale, CA 94089
                                          Attn: President
                                          Facsimile: 408-747-3601

    with required copies to:              Cooley Godward llp
                                          Five Palo Alto Square
                                          3000 El Camino Real
                                          Palo Alto, CA  94306-2155
                                          Attention:  Thomas M. Shoesmith
                                                   Facsimile: 650-857-0663

    if to the Principal Stockholders:     Helge Skare
                                          Weil Skare
                                          Tord Pedersens gt 38
                                          3014 Drammen
                                          Norway

    with required copies to:              Wilson Sonsini Goodrich & Rosati, P.C.
                                          650 Page Mill Road
                                          Palo Alto, CA 94306
                                          Attn: Roger E. George
                                          Facsimile:  650-845-5000

    if to the Escrow Agent:               Greater Bay Trust Company
                                          P.O. Box 1740
                                          Palo Alto, CA 94302
                                          Attn: Anna Paiva
                                          Fax: 650-473-1326

                                      17.

SECTION 19. Dispute Resolution and Arbitration

         Any dispute, controversy or claim between the Purchaser and the Principal Stockholders arising out of or relating to this Escrow Agreement or the performance, breach or termination thereof will be settled in accordance with the process described in Sections 6.3 and 6.4 of the Stock and Asset Purchase Agreement.

SECTION 20. Jurisdiction; Service of Process

         This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Subject to the provisions of Section 13, any dispute between the parties connected with this Agreement shall be submitted to the sole jurisdiction of the courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California. Each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

SECTION 21. Counterparts

         This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of, which, when taken together, will be deemed to constitute one and the same.

SECTION 22. Section Headings

         The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

SECTION 23. Waiver

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of, such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of, the claim or right unless in writing signed by the other party;
(ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of, the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

SECTION 24. Exclusive Agreement and Modification; Nonassignability

         This Escrow Agreement, together with the Stock and Asset Purchase Agreement, supersedes all prior agreements among the parties with respect to the subject matter thereof and those agreements constitute (along with the documents referred to therein), a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not

                                      18.

be amended except by a written agreement executed by the Purchasers, the Principal Stockholders and the Escrow Agent. This Escrow Agreement may not be assigned by any of the Purchasers or the Principal Stockholders, except by will, the laws of intestacy, or by other operation of law.

SECTION 25. Successors and Assigns

         The provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



         MOLECULAR DEVICES CORPORATION:      THE PRINCIPAL STOCKHOLDERS:


         By: ___________________________     By: _______________________________
         Its:                                        Helge Skare


                                             By: _______________________________
                                                      Wiel Skare


         ESCROW AGENT:

         Greater Bay Trust Company


         By: ___________________________
         Its:


              [SIGNATURE PAGE TO INDEMNIFICATION ESCROW AGREEMENT]

                                      19.

                                  SCHEDULE "A"


                        Schedule of Fees of Escrow Agent


         Annual Fee:                        $2,500.00


         Fee per disbursement:              $   25.00


         Note: additional fees may be required in the event of unusual occurrences or requests for assistance on the part of Greater Bay Trust Company.

                                      20.

                                    EXHIBIT D


Skatron Instruments AS
Dolasletta 3, P. O. Box 8
N-3401 Lier
NORWAY


_________, 1999

Dr. Helge Skare
Skatron Instruments AS
Dolasletta 3, P. O. Box 8
N-3401 Lier, NORWAY

Re:      Consulting Agreement with Skatron Instruments AS

Dear Helge:

On behalf of Skatron Instruments AS (the "Company"), I am pleased to offer you a consulting arrangement, as an independent contractor to the Company, under the terms and conditions set forth below (the "Agreement"). Capitalized terms not defined in the body of this letter Agreement have the meanings set forth on Exhibit "A."

SECTION 26. Term. The term of this Agreement (the "Term") is three years, commencing on July 7, 1999.

SECTION 27. Consulting Services. During the Term of this Agreement, the Company will request you to perform consulting services (the "Consulting Services") for a maximum of 165 days per year. The principal focus of the Consulting Services to be requested by the Company will be with regard to the development of existing and future products of the Molecular Devices Group. You agree to perform the Consulting Services requested by the Company to the best of your ability. You will be based in Drammen, Norway, and the Company will not require you to travel away from Drammen more than 60 days in any year.

SECTION 28. Compensation. Your compensation for providing the Consulting Services under this Agreement shall be US$125,000 per year, invoiced in equal monthly amounts of US$10,416.67 each. As an independent contractor, you will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Any travel required of you by the Company will be arranged for by the Company at its expense, including lodging associated with such travel, and the Company will reimburse you for reasonable expenses incidental to such travel in accordance with the policies of the Molecular Devices Group. Except for what is stated in this Agreement, the compensation provided for in this Section 3 shall cover all of your costs.

                                      21.

SECTION 29.       Royalties.

         29.1 The Company shall pay you a royalty of 2.5% of Total Sales to end users of New Skatron Products during the Term of this Agreement and for a period of nine years thereafter. The royalty shall be calculated on the basis of Total Sales for each calendar quarter and shall be paid to you not later than sixty
(60) days after the end of such calendar quarter. All royalty payments will be calculated and made in United States Dollars. For purposes of this Agreement, "Total Sales" means revenue actually received by the Company or any Affiliate from the sale of products and related services to unaffiliated third parties, less any sales, use and excise taxes and shipping charges included in those revenues; and "New Skatron Products" shall mean the Embla 1536 Washer and any products developed after December 31, 1998 on which you lead and complete the development process through the production of an operating prototype. If you contribute in part to the development of a product manufactured and sold for the first time by the Company or any Affiliate after the date of this Agreement, we agree to discuss an appropriate royalty amount to be paid to you which reflects your contribution to the development of such product.

         29.2 The Company and its Affiliates shall keep complete and accurate records pertaining to the sale of the New Skatron Products. Such records shall be maintained as required under applicable law. Any royalty payments made by the Company in accordance with the above shall be followed by a statement providing the following dates; gross sales, Total Sales and calculated royalty by territory and New Skatron Products. Such statement shall be provided by the Company even if no sales where made during the relevant calendar quarter.

         29.3 You are entitled to engage an independent, certified public accountant reasonably acceptable to the Company and its corporate parent, at your sole cost and expense except as otherwise provided in this Section 4(c), to examine the books and records of the Company and any relevant Affiliate from time to time to verify the correctness of any royalty payments according to this
Section 4. If any such audit reveals an underpayment to you exceeding 10% of the correct amount of royalties due hereunder, such audit expenses shall be for the account of the Company.

SECTION 30. Independent Contractor. Nothing in this Agreement creates a partnership, joint venture, or employer-employee relationship between the Company and you. As an independent contractor, the manner and means by which you choose to complete your services are in your sole discretion and control. You agree to exercise your highest degree of professionalism, and to utilize your expertise and creative talents in completing your assignments. You may not subcontract or otherwise delegate your obligations under this Agreement without the Company's prior written consent. You are not authorized to make any representation, contract, or commitment on behalf of the Company.

SECTION 31. Taxes and Compliance with Laws. You responsible for all tax returns and payments required to be filed with or made to any tax authority with respect to your performance of services and receipt of compensation under this Agreement. The Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on your behalf. You agree to accept exclusive liability for complying with all applicable laws governing self-employed individuals, and you will indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest

SECTION 32. Noncompetition, Confidentiality, etc. In consideration for and as an inducement to us to enter into the transactions contemplated by this Agreement, you covenant and agree as follows:

                                      22.

                  (a) During the Term of this  Agreement and for a period of two
(2) years thereafter, you will not engage in any activity which Competes with the Business of the Company or any of its Affiliates, provided, however, that it shall not be a breach of the covenant contained in this Section 7 if: (i) you purchase or otherwise acquire up to two percent (2%) of the outstanding capital stock of any publicly traded Competing Entity; or (ii) render services to any Competing Entity if the services rendered, or your primary responsibilities to such Competing Entity, do not relate to any activities of such Competing Entity which compete with the Business of the Company or any of its Affiliates.

                  (b) During the Term of this  Agreement and for a period of two
(2) years thereafter, you agree not to interfere with the Business of the Company by, directly or indirectly, either for yourself or any other person (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant, or independent contractor to or for you or any third party; (ii) inducing or attempting to induce any customer, client, vendor, supplier, licensee, distributor or business relation thereof to cease doing business with the Company or any Affiliate; or (iii) soliciting the business of any customer, client, vendor, or distributor of the Company or any Affiliate, whether or not the Company or any Affiliate had personal contact with such person, with respect to products or activities which compete with the Business of the Company or any Affiliate. You agree that this restriction is reasonably necessary to protect the Company's legitimate business interest in its substantial relationships with employees.

                  (c) You acknowledge (i) that the Business of the Company and its Affiliates is international in scope; (ii) that Competing Entities are or could be located in any part of the world; (iii) that the Company has required that you make the covenants set forth in this Section 7 as a condition to its purchase of the shares of Skatron owned by you; (v) the provisions of this
Section 7 are reasonable and necessary to protect and preserve the Company's business, (vi) the Company would be irreparably damaged if you were to breach the covenants set forth in this Section 7, and (vi) in the event of any such breach, the Company will be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

                  (d) You acknowledge and agree that, in the course of providing the Consulting Services, you will stand in a position of trust and confidence with respect to the Company and may gain knowledge concerning Confidential Information belonging to the Company and its Affiliates. You acknowledge and agree that all Confidential Information known or obtained by you, whether before or after the date hereof, is the property of the Company or one of the Affiliates of the Company. You agree that you will not, at any time, disclose to any unauthorized persons or use for your own account or for the benefit of any third party any Confidential Information, whether or not embodied in writing or other physical form, without the prior written consent of the Company, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of your fault or the fault of any other person bound by a duty of confidentiality to the Company. You agree to deliver to the Company at the time of execution of this Agreement, and at any other time the Company or any Affiliate of the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and its Affiliates which contain Confidential Information and any other Confidential Information that you may then possess or have under your control.

                  (e) For purposes of this Agreement, you acknowledge and agree that if any Affiliate of the Company shall suffer any damages as a result of any of the matters set forth in this Section 7 or otherwise under this Agreement, then the Company itself shall be deemed to have incurred such damages.

                                      23.

SECTION 33.       Termination.

         33.1 Termination for cause. This Agreement shall terminate in the event of your death and may also be terminated by the Company upon the occurrence of any of the following: (i) your permanent physical or mental disability, which shall be defined as your inability to perform your duties pursuant to this Agreement for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity; (ii) the commission of any fraudulent act or conduct, including, but not limited to, fraudulent misrepresentations committed by you while acting as an consultant to the Company. Notwithstanding any termination of this Agreement pursuant to this Section 8(a), the provisions of
Section 4 shall continue in effect, except that the Company will have no obligations after any such termination to pay any amounts to you in respect of royalties on sales of the Embla 1536. To the extent permitted applicable law may prohibit the termination of this Agreement at the time or times set forth in this Section 8(a), then this Agreement shall terminate at the first time after the occurrence of the relevant event which is permitted under such applicable law.

         33.2 Termination Other Than For Cause. Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party. If the Company terminates this Agreement other than for cause pursuant to this
Section 8(b), the provisions of Sections 3 and 4 shall continue in effect, except that you will not be obligated to provide any Consulting Services to the Company after the effective date of such termination. If you terminate this Agreement other than for cause pursuant to this Section 8(b), you will not be entitled to any compensation under Section 3 after the effective date of such termination, but the provisions of Section 4 shall continue in effect, except that the Company will have no obligations after any such termination to pay any amounts in respect of royalties on sales of the Embla 1536. In both events your obligations under Section 7 will continue in effect until the expiration of two
(2) years after the date on which this Agreement would have expired  pursuant to
Section 1 had it not been earlier terminated pursuant to this Section 8(b).


SECTION 34. Remedies. If you breach the agreements set forth in Section 7 of this Agreement, the Company and its Affiliates will be entitled to damages, and in addition to its right to damages and any other rights the Company may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 7 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

SECTION 35.       General Provisions.

         35.1 Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first-class mail to the Company at its primary office location and to you at the address below.

         35.2 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but the Agreement will be reformed to the extent necessary to render such provision or term enforceable or, if it is not possible to render such provision or term enforceable, to remove such provision or term, and shall then be construed and enforced in such jurisdiction as so reformed.

                                      24.

         35.3 If either party should waive any breach of any provisions of the Agreement, that party shall not hereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of your Agreement.

         35.4 This Agreement shall be governed by Norwegian Law. Any dispute arising out of this Agreement shall be finally determined by arbitration in Oslo according to chapter 32 in the Norwegian Civil Procedure Act before a board of three arbitrators. The arbitration board shall consist of one arbitrator appointed by you and one appointed by the Company and one chairman by the two so chosen. Failing agreement among the arbitrators, the chairman shall be appointed by the Lord of Chief Justice of the Oslo City Court. The arbitration proceedings shall be conducted in the Norwegian language. The parties hereby agree to accept the award resulting from the arbitration proceedings described herein as final and binding upon both parties. The non-prevailing party shall pay the prevailing party's costs and attorneys' fees incurred in the arbitration.

         35.5 To the extent either party has recourse to judicial, as opposed to arbitral, relief under this Agreement, any proceeding seeking such relief shall be brought against in the courts of Oslo, Norway. and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         35.6 This Agreement, together with its Exhibit(s), constitutes the entire agreement between you and the Company with respect to the subject matter hereof. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by you and an officer of the Company.

         35.7 This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         35.8 The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

         35.9 This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and your respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company, which shall not be withheld unreasonably. The Company may assign its rights and delegate its duties under this Agreement (i) to any other member of the Molecular Devices Group or any successor in interest to Skatron in the context of the sale or disposition of the business of Skatron or of substantially all of its assets, or (ii) to any other member of the Molecular Devices Group in the course of any dissolution or liquidation of Skatron.

         35.10 This Agreement shall be executed in two copies, one for each party.


                   [REMAINDER OF PAGE INENTIONALLY LEFT BLANK]

                                      25.

If you choose to accept our offer under the terms described above, please sign this Agreement in the space provided below and return it to me.



SKATRON INSTRUMENTS AS                       ACCEPTED AND AGREED THIS
                                             _______ DAY OF ______________, 1999


By: _______________________________

Print Name: _______________________
                                             ___________________________________
Date: _____________________________          HELGE SKARE

                                             Address:

MOLECULAR DEVICES CORPORATION, as
guarantor of the obligations of Skatron      ___________________________________
Instruments AS under this Agreement

                                             ___________________________________
By: _______________________________

Print Name: _______________________          ___________________________________

Date: _____________________________



                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                                      26.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


As used in this Agreement, the following terms have the meanings set forth below:

"Affiliate" means any person or entity directly or indirectly controlling by or under common control with either party, where "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of any entity, or the ability to control management of an entity.

"Business" means the current field of business of the Molecular Devices Group, together with any prospective field of business of the Molecular Devices Group which is the subject of a public announcement by MDC or of which you become aware in the course of performing the Consulting Services or by reason of actual notice delivered to you by the Company.

"Competing Entity" means a corporation or other entity that Competes.

"Compete" shall mean to directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by, consult for, or render services or advice to, any entity or any business unit of any entity whose business competes in whole or in part with the Business of the Molecular Devices Group.

"Confidential  Information"  means  any and all  trade  secrets  concerning  the business and affairs of the Molecular Devices Group, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Molecular Devices Group containing or based, in whole or in part, on any information included in the foregoing, and any other information, however documented, of the Molecular Devices Group that is a trade secret.

"Molecular Devices Group" means the Company and any Affiliate of the Company, including its parent corporation, Molecular Devices Corporation.

                                      D-1.